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Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Medamicus, Inc. of our report dated January 17, 2003 with respect to the financial statements of Medamicus, Inc. included in its Annual Report on Form 10-KSB for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                      McGladrey & Pullen, LLP

Minneapolis, Minnesota
October 22, 2003

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INDEPENDENT AUDITORS' CONSENT